Exhibit 4
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                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                           120 BROADWAY               177 MADISON AVENUE
                     NEW YORK, NEW YORK 10271    MORRISTOWN, NEW JERSEY 07960
                               _____                    (973) 538-5600
                                                      FAX: (973) 538-6448
WRITER'S DIRECT DIAL      (212) 238-3000                     _____

                               _____                1351 WASHINGTON BOULEVARD
                                                           2ND FLOOR
                        FAX: (212) 238-3100     STAMFORD, CONNECTICUT 06902-4543
                    http://www.emmetmarvin.com          (203) 425-1400
                                                      FAX: (203) 425-1410

                                                                   July 17, 2008

The Bank of New York Mellon
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Par Value, of Climate Exchange PLC
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") which may be evidenced by American Depositary Receipts ("ADRs") for [ordinary shares] [without par value] of Climate Exchange for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP